SUB-ITEM 77M

The MFS Global Total Return Fund, a series of MFS Series Trust VI, acquired all of the assets of the MFS Global Asset Allocation Fund, a series of MFS Series Trust I. The circumstances and the details of this transaction is described in the Trust's Registration Statement on Form N-14 on behalf of the MFS Global Total Return Fund (File No. 333-105502), as filed with the Securities and Exchange Commission via EDGAR on May 23, 2003, under Rule 485(b) under the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS Technology Fund, a series of MFS Series Trust I, acquired all of the assets of the MFS Global Telecommunications Fund, a series of MFS Series Trust
I. The circumstances and the details of this transaction are described in the Trust's Registration Statement on Form N-14 on behalf of the MFS Technology Fund (File No. 333-104735), as filed with the Securities and Exchange Commission via EDGAR on August 28, 2003, under Rule 485(b) under the Securities Act of 1933. Such description is incorporated herein by reference.